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                                   EXHIBIT 5
            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.


                                October 29, 1997



View Tech, Inc.
3760 Calle Tecate, Suite A
Camarillo, CA  93012

      Re:  View Tech, Inc. (the "Company")
           Registration Statement for Registration
           of 400,000 Shares of Common Stock
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Ladies and Gentlemen:

      We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 400,000 shares of Common Stock for issuance under the Company's Special Non-Officer Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's Special Non-Officer Stock Option Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP
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                                           BROBECK, PHLEGER & HARRISON LLP